Emergent Capital Begins Trading on OTCQB Under Ticker Symbol EMGC

BOCA RATON, Fla., February 3, 2017 - Emergent Capital, Inc. (OTCQB: EMGC) (“Emergent” or the “Company”) announced today that its common stock will begin trading on the OTC Market Group’s OTCQB market under the ticker symbol “EMGC” effective today, February 3, 2017.
OTCQB is designed for early-stage and developing U.S. and international companies that are current in their reporting and undergo an annual verification and management certification process. The OTCQB market is considered by the SEC as an "established public market" for the purpose of determining the public market price when registering securities for resale in equity line financings with the SEC.

About Emergent Capital, Inc.
Emergent Capital (OTCQB: EMGC) is a specialty finance company that invests in life settlements. More information about Emergent can be found at www.emergentcapital.com.

Safe Harbor Statement
This press release may contain certain "forward-looking statements" relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.

Company Contact:
David Sasso
Emergent Capital, Inc.
Senior Vice President, Corporate Development & Investor Relations
561.995.4300
IR@emergentcapital.com
www.emergentcapital.com

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